                                                                    EXHIBIT 5(c)

Member of Farmers Insurance Group of              [FARMERS INSURANCE GROUP LOGO]
Companies
3003 77th Avenue SE, Mercer Island,
Washington 98040

VARIABLE POLICY APPLICATION SUPPLEMENT
FARMERS NEW WORLD LIFE INSURANCE COMPANY(R)
--------------------------------------------------------------------------------

Proposed Insured: ______________________________  Policy Number:_____________________  Plan: ___________________

Planned Premium:  $_____________________________  Mode Payable: $____________________

PREMIUM ALLOCATION: Indicate how premiums are to be allocated, until later changed by you.
          (Note: if no allocation is selected, 100% of premium will be allocated to the fixed account).
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
I have elected the following asset allocation model (Choose only one):

[ ] Conservative  [ ] Moderately Conservative  [ ] Balanced  [ ] Moderately
    Aggressive    [ ] Aggressive

                                       OR

[ ] I have elected to allocate my premiums as follows: (All allocations must total 100%. Percentages must be in round numbers.)

- CALVERT VARIABLE SERIES, INC.                   - GOLDMAN SACHS VARIABLE INSURANCE      - SCUDDER VARIABLE SERIES I
______% Social Small Cap Growth Portfolio           TRUST                                 ______% Bond Portfolio (Class A
- DREYFUS (SERVICE CLASS SHARES)                  ______% Capital Growth Fund                     Shares)
______% Socially Responsible Growth               ______% CORE(SM) Small Cap Equity       ______% Global Discovery Portfolio
        Fund, Inc                                 ______% Mid Cap Value Fund                      (Class A Shares)
- DREYFUS VARIABLE INVESTMENT FUND (SERVICE       - JANUS ASPEN SERIES                    ______% Growth & Income Portfolio
  CLASS SHARES)                                   ______% Aggressive Growth Portfolio             (Class A Shares)
______% Quality Bond Portfolio                            (Service Shares)                ______% International Portfolio (Class A
______% Small Cap Portfolio                       ______% Balanced Portfolio (Service             Shares)
- FIDELITY VARIABLE INSURANCE PRODUCTS                    Shares)                         ______% Scudder Money Market Portfolio
  FUNDS ("VIP") (SERVICE CLASS SHARES)            ______% Capital Appreciation Portfolio  - SCUDDER VARIABLE SERIES II
______% VIP Growth Portfolio                              (Institutional Shares)          ______% Government Securities Portfolio
______% VIP Index 500 Portfolio                   - PIMCO VARIABLE INSURANCE TRUST        ______% High Yield Portfolio
______% VIP Mid-Cap Portfolio                       (ADMINISTRATIVE CLASS SHARES)         ______% Small Cap Growth Portfolio
- FRANKLIN TEMPLETON VARIABLE INSURANCE           ______% Foreign Bond Portfolio          ______% SVS Dreman High Return Equity
  PRODUCTS TRUST (CLASS 2 SHARES)                 ______% Low Duration Bond Portfolio)            Portfolio
______% Franklin Small Cap Fund                                                           - WM VARIABLE TRUST (CLASS 2 SHARES)
______% Templeton Global Asset Strategy Fund                                              ______% Equity Income Fund
______% Templeton Developing Markets              FIXED ACCOUNT                           ______% Mid Cap Stock Fund
        Securities Fund                           ______% Fixed Account                   ______% Small Cap Stock Fund

In some states (for a variable annuity) and in all states (for a variable life policy), the initial premium payment will be allocated to the fixed account for the period described in the prospectus.

TELEPHONE TRANSFER AUTHORIZATION: I authorize Farmers New World Life to act upon my telephone transfer requests. I understand and agree that telephone transfers will be subject to the conditions of the policy, the administrative requirements, and the provisions of the product's prospectus.

Telephone transfer is authorized unless the following box is checked:
[ ] I prefer NOT to authorize telephone transfers.

SUITABILITY INFORMATION on Owner
(print name of owner if other than Insured:____________________________________)

----------------------------------------------------------------------------------------------------------------------------------
                              Federal Income     Net Worth                     Financial & Investment
Annual Earnings               Tax Rate           (including residence)         Objectives                         Risk Tolerance
----------------------------------------------------------------------------------------------------------------------------------
[ ] $0 - $50,000              [ ] 15%            [ ] $0 - $150,000             [ ] Increase current income        [ ] Conservative
[ ] $50,001 - $100,000        [ ] 28%            [ ] $150,001 - $250,000       [ ] Aggressive growth              [ ] Moderate
[ ] $100,001 - $250,000       [ ] 31%            [ ] $250,001 - $500,000       [ ] Combination of the above       [ ] Aggressive
[ ] over $250,000             [ ] 36%            [ ] over $500,000             [ ] Other __________________
                              [ ] 39%
----------------------------------------------------------------------------------------------------------------------------------

Was a hypothetical sales illustration used during the sales process?
[ ] Yes   [ ] No (If yes, please submit a copy with the application.)

                  Please see reverse for additional information

ELECTED FEATURES:

[ ] I elect the GUARANTEED MINIMUM DEATH BENEFIT RIDER. (Variable Annuity only;
    where available).

[ ] I elect the GUARANTEED RETIREMENT INCOME BENEFIT. (Variable Annuity only;
    additional fees will apply; where available).

[ ] I elect AUTOMATIC ASSET REBALANCING (AAR) among the chosen accounts
    (excluding fixed account). I elect to have the assets in the subaccounts moved to match their initial premium allocation election.

[ ] I elect DOLLAR COST AVERAGING (DCA) in the amount of $____________ ($100 minimum) per month from the fixed account. The starting balance of the fixed account must be at least equal to the requested transfer amount. Transfers will continue until the policy owner instructs otherwise; or until there is not enough money in the fixed account to make the transfer; whichever is earlier.

    I have elected the following allocation model (Choose only one):

    [ ] Conservative               [ ] Moderately Conservative     [ ] Balanced
    [ ] Moderately Aggressive      [ ] Aggressive

                                       OR

    I have elected to DCA as follows: (All allocations must total 100%. Percentages must be in round numbers. $100 minimum per subaccount, maximum of eight subaccounts):

- CALVERT VARIABLE SERIES, INC.                  - GOLDMAN SACHS VARIABLE INSURANCE          - SCUDDER VARIABLE SERIES I
______% Social Small Cap Growth Portfolio          TRUST                                     ______% Bond Portfolio (Class A Shares)
- DREYFUS (SERVICE CLASS SHARES)                 ______% Capital Growth Fund                 ______% Global Discovery Portfolio
______% Socially Responsible Growth Fund, Inc    ______% CORE(SM) Small Cap Equity Fund              (Class A Shares)
- DREYFUS VARIABLE INVESTMENT FUND (SERVICE      ______% Mid Cap Value Fund                  ______% Growth & Income Portfolio
  CLASS SHARES)                                  - JANUS ASPEN SERIES                                (Class A Shares)
______% Quality Bond Portfolio                   ______% Aggressive Growth Portfolio         ______% International Portfolio (Class
______% Small Cap Portfolio                              (Service Shares)                            A Shares)
- FIDELITY VARIABLE INSURANCE PRODUCTS           ______% Balanced Portfolio (Service         ______% Scudder Money Market Portfolio
  FUNDS ("VIP") (SERVICE CLASS SHARES)                   Shares)                             - SCUDDER VARIABLE SERIES II
______% VIP Growth Portfolio                     ______% Capital Appreciation Portfolio      ______% Government Securities Portfolio
______% VIP Index 500 Portfolio                         (Institutional Shares)               ______% High Yield Portfolio
______% VIP Mid-Cap Portfolio                    - PIMCO VARIABLE INSURANCE TRUST            ______% Small Cap Growth Portfolio
- FRANKLIN TEMPLETON VARIABLE INSURANCE            (ADMINISTRATIVE CLASS SHARES)             ______% SVS Dreman High Return Equity
  PRODUCTS TRUST (CLASS 2 SHARES)                ______% Foreign Bond Portfolio                      Portfolio
______% Franklin Small Cap Fund                  ______% Low Duration Bond Portfolio         - WM VARIABLE TRUST (CLASS 2 SHARES)
______% Templeton Global Asset Strategy Fund                                                 ______% Equity Income Fund
______% Templeton Developing Markets                                                         ______% Mid Cap Stock Fund
        Securities Fund                                                                      ______% Small Cap Stock Fund

Remarks:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I understand that THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY UNDER THE SPECIFIED CONDITIONS. POLICY VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. ILLUSTRATIONS OF BENEFITS INCLUDING DEATH BENEFITS; POLICY VALUES; AND CASH SURRENDER VALUES; ARE AVAILABLE UPON REQUEST. I acknowledge receipt of the current prospectus for the policy and for the underlying funds representing the Premium Allocation options elected above. All statements and answers to the above questions are, to the best of my knowledge and belief, complete and true. I agree that they shall form a part of my application and that they shall be subject to the terms of the Acknowledgement & Authorization found in the application.

All states except Kansas; North Dakota; Oregon; Texas; and Virginia: Any person who with intent to defraud or knowing that he/she is facilitating fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud and/or may have violated state law.

Dated at:
           -------------------------     -----------------------------------
           City and State                Signature of Proposed Insured

Dated on :
           -------------------------     -----------------------------------
           Month, Day, Year              Signature of Owner (if other than
                                         Insured)

                                         ---------------------------------------
                                         Signature of Agent as witness